Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Ebix, Inc. on Form S-8 of our reports dated March 16, 2011, appearing in the Annual Report on Form 10-K of Ebix, Inc. for the year ended December 31, 2010.

/s/ Cherry, Bekaert, & Holland, L.L.P. Cherry, Bekaert & Holland, L.L.P.
Atlanta, Georgia
May 20, 2011